POWER OF ATTORNEY

Peter L. Sefzik

Know all by these presents, that the undersigned

hereby constitutes and appoints each of John D.

Buchanan, Nicole V. Gersch, Jennifer S. Perry and

Owen M. Scheurich, signing singly, the

undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned,

Forms 3, 4 and 5 in accordance with Section 16(a)

of the Securities Exchange Act of 1934 and the

rules thereunder and Form 144 with respect to the

securities of Comerica Incorporated (the "Company")

beneficially owned by the undersigned in accordance

with Rule 144 under the Securities Act of 1933

(the "Securities Act");

(2) execute for and on behalf of the undersigned

documents necessary to facilitate the filing of

Forms 3, 4 and 5 and Form 144;

(3) do and perform any and all acts for and on

behalf of the undersigned which may be necessary

or desirable to complete and execute any such Form

3, 4 or 5 or Form 144, complete and execute any

amendment or amendments thereto, and timely file

such form with the United States Securities and

 Exchange Commission and any stock exchange or

similar authority; and

(4) take any other action of any type whatsoever

in connection with the foregoing which, in the

opinion of such attorney-in-fact, may be of benefit

to, in the best interest of, or legally required by,

the undersigned, it being understood that the

documents executed by such attorney-in-fact on

behalf of the undersigned pursuant to this Power of

Attorney shall be in such form and shall contain

such terms and conditions as such attorney-in-fact

may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney

-in-fact full power and authority to do and perform

any and every act and thing whatsoever requisite,

necessary, or proper to be done in the exercise of

any of the rights and powers herein granted, as

fully to all intents and all purposes as the

undersigned might or could do if personally present,

with full power of substitution or revocation,

hereby ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's

substitute or substitutes, shall lawfully do or

cause to be done by virtue of this power of attorney

and the rights and powers herein granted.  The

undersigned acknowledges that the foregoing attorneys

-in-fact, in serving in such capacity at the request

of the undersigned, are not assuming, nor is the

Company assuming, any of the undersigned's respons-

ibilities to comply with Section 16 of the Securities

Exchange Act of 1934 or Rule 144 under the Securities

Act.

The termination of any attorney-in-fact's employment

by the Company, however caused, shall operate as a

termination of his or her powers and authorities

hereunder, but shall not affect the powers and

authorities herein granted to any other party.

This Power of Attorney shall remain in full force

and effect until six months from the date the

undersigned resigns, retires or is removed from the

Board of Directors of the Company, unless earlier

revoked by the undersigned in a signed writing

delivered to the foregoing attorneys-in-fact

at the then current mailing address of the

Corporate Legal Department of Comerica

Incorporated.

All Powers of Attorney previously granted in

connection with the foregoing matters hereby are

canceled and revoked.

IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed and made effective

as of the 3rd day of May, 2019.

/s/ Peter L. Sefzik

Peter L. Sefzik